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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                        -----------------------------


                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    December 28, 1994


                                   WESTCORP
             (Exact name of registrant as specified in its chart)


          California                   33-13646                 51-0308535
(State or other jurisdiction        Commission File            IRS Employer
      or incorporation)                 Number             Identification Number


      23 Pasteur, Irvine, California                            92718-3804
(Address of principal executive offices)                        (Zip Code)


                                 714-727-1000
             (Registrant's telephone number, including area code)

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ITEM 5:  Other Events

         On Wednesday, December 28, 1994, Westcorp, the savings and loan holding company parent of Western Financial Savings Bank, F.S.B., Irvine, California (the "Bank"), announced that Joy Schaefer was elected Senior Executive Vice President and Chief Operating Officer of the Bank, effective immediately. At the same time, Lee Whatcott was promoted to Senior Vice President and Chief Financial Officer of the Bank. Earlier this month J. Keith Palmer was promoted to Treasurer, having served as Assistant Treasurer for the last year. Ms. Schaefer has served as C.F.O. and Treasurer of both Westcorp and the Bank for the previous three years. She has been employed in the financial services industry for 14 years, the last five of which have been with Westcorp and the Bank. Mr. Whatcott has also been Controller of Westcorp and the Bank for the last three years.

ITEM 7:  Financial Statements and Exhibits

          a.    List of documents filed as a part of this report
                Exhibit 20.    Westcorp News Release of December 28, 1994


                                                WESTCORP
                                                a California corporation

Dated:  December 28, 1994


                                                /s/   HARRIET BURNS FELLER
                                                -------------------------------
                                                      Harriet Burns Feller
                                                      Vice President/Secretary